REPAY Reports First Quarter 2026 Financial Results

Continued Growth Momentum and Free Cash Flow Generation in Q1

Reiterates Updated 2026 Adj. EBITDA Outlook for Improved Margins

ATLANTA, May 4, 2026 -- Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”), a leading provider of vertically-integrated payment solutions, today reported financial results for its first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights

($ in millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Revenue	$77.3	$75.6	$77.7	$78.6	$80.8
Net (loss) income (1)	(8.2)	(108.0)	(6.6)	(148.3)	(10.0)
Adjusted EBITDA (2)	33.2	31.8	31.2	32.4	34.4
Net cash provided by operating activities	2.5	33.1	32.2	23.3	16.8
Free Cash Flow (2)	(8.0)	22.6	20.8	13.8	5.4
Free Cash Flow Conversion (2)	(24%)	71%	67%	43%	16%

(1)
During the second and fourth quarter of 2025, Net loss was impacted by a $103.8 million and a $138.9 million goodwill impairment loss, respectively, primarily related to the Consumer Payments segment. Further information about this non-cash impairment loss can be found in the Annual Report on Form 10-K for the year ended December 31, 2025.
(2)
Adjusted EBITDA, Free Cash Flow and Free Cash Flow Conversion are non-GAAP financial measures. See “Non-GAAP Financial Measures” and the reconciliation of Adjusted EBITDA, Free Cash Flow and Free Cash Flow Conversion to their most comparable GAAP measure provided below for additional information.

"REPAY exited 2025 with solid momentum and had a great start to the year," John Morris, Chief Executive Officer of REPAY. "Our growth is driven by implementing new enterprise clients who are adopting more payment channels and modalities. We have seen strong interest in our Digital Wallet capabilities. We remain focused on accelerating towards double-digit growth with strong profitability. The REPAY of tomorrow is built to scale. We are working towards closing the KUBRA acquisition during the second quarter and remain confident about the strength of our post-acquisition market position and what that means for creating long-term value."

First Quarter 2026 Business Highlights

The Company's achievements in the quarter, including those highlighted below, reinforce management's belief in the ability of the Company to drive durable and long-term growth across REPAY's diversified business model.

•
Reported revenue growth and normalized revenue growth1 of 4% year-over-year
•
Consumer Payments revenue growth was 4% year-over-year
•
Business Payments revenue growth was 18% year-over-year
•
Added three new integrated software partners to bring the total to 297 software relationships as of the end of the first quarter
•
Accelerated AP supplier network to over 665,000, an increase of approximately 70% year-over-year

1 Normalized revenue growth is a non-GAAP financial measure that accounts for cyclical political media spending contributions. See “Non-GAAP Financial Measures” and the reconciliation to its most comparable GAAP measure provided below for additional information.

2026 Outlook Update

“After a strong start to the year and execution on our strategic initiatives, we are raising our 2026 Adjusted EBITDA outlook to reflect approximately 42% Adjusted EBITDA margins,” said Robert Houser, Chief Financial Officer of REPAY. "We have strong confidence in achieving double-digit Revenue growth with Free Cash Conversion of 45%. We look forward to closing the KUBRA acquisition in the coming weeks. The 2026 outlook does not include any contributions or expenditures related to the pending KUBRA acquisition."

As we previously provided in the Preliminary Q1 Press Release on April 27th, REPAY updated its outlook for full year 2026. REPAY reiterates the 2026 outlook presented at that time and expects the following financial results for full year 2026.

	Initial Full Year 2026 Outlook from March 9th	Updated Full Year 2026 Outlook
Revenue	$340 - 346 million	$340 - 346 million
Adjusted EBITDA	$136.5 - 141.5 million	$141 - 146 million
Free Cash Flow Conversion	45%	45%

REPAY does not provide quantitative reconciliation of forward-looking, non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow Conversion, to the most directly comparable GAAP financial measure, because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have a significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading.

Segments

The Company reports its financial results based on two reportable segments.

Consumer Payments – The Consumer Payments segment provides payment processing solutions (including debit and credit card processing, Automated Clearing House (“ACH”) processing and other electronic payment acceptance solutions, as well as REPAY’s loan disbursement product) that enable REPAY’s clients to collect payments from and disburse funds to consumers and includes its clearing and settlement solutions (“RCS”). RCS is REPAY’s proprietary clearing and settlement platform through which it markets customizable payment processing programs to other ISOs and payment facilitators. The strategic vertical markets served by the Consumer Payments segment primarily include personal loans, automotive loans, receivables management, credit unions, mortgage servicing, consumer healthcare and diversified retail.

Business Payments – The Business Payments segment provides payment processing solutions (including accounts payable automation, debit and credit card processing, virtual credit card processing, ACH processing and other electronic payment acceptance solutions) that enable REPAY’s clients to collect payments from or send payments to other businesses. The strategic vertical markets served within the Business Payments segment primarily include retail automotive, education, field services, governments and municipalities, healthcare, media, homeowner association management and hospitality.

Segment Revenue, Gross Profit, and Gross Profit Margin

	Three Months Ended March 31,
($ in thousands)	2026	2025	% Change
Revenue
Consumer Payments	$75,068	$71,942	4%
Business Payments	12,991	10,988	18%
Elimination of intersegment revenues (1)	(7,265)	(5,605)
Total revenue	$80,794	$77,325	4%
Gross profit (2)
Consumer Payments	$60,282	$56,709	6%
Business Payments	8,470	7,557	12%
Elimination of intersegment revenues (1)	(7,265)	(5,605)
Total gross profit	$61,487	$58,661	5%

Total gross profit margin (3)	76%	76%
(1)
Elimination of intersegment revenues represents revenue eliminations between business units within the Consumer Payments segment and Business Payments segment, as well as eliminations of intersegment revenues for consolidation purpose.
(2)
Gross profit represents revenue less costs of services (exclusive of depreciation and amortization).
(3)
Gross profit margin represents total gross profit / total revenue.

Conference Call

REPAY will host a conference call to discuss first quarter financial results today, May 4, 2026 at 5:00 pm ET. Hosting the call will be John Morris, CEO, and Robert Houser, CFO. The call will be webcast live from REPAY’s investor relations website at https://investors.repay.com/investor-relations. The conference call can also be accessed live over the phone by dialing (877) 407-3982, or for international callers (201) 493-6780. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13760080. The replay will be available at https://investors.repay.com/investor-relations.

Non-GAAP Financial Measures

This report includes certain non-GAAP financial measures that management uses to evaluate the Company’s operating business, measure performance, and make strategic decisions. Adjusted EBITDA is a non-GAAP financial measure that represents net income prior to interest expense, tax expense, depreciation and amortization, as adjusted to add back certain charges deemed to not be part of normal operating expenses, non-cash charges and/or non-recurring charges, such as gain on extinguishment of debt, non-cash impairment loss, non-cash change in fair value of assets and liabilities, share-based compensation charges, transaction expenses, restructuring and other strategic initiative costs, loss on business disposition and other non-recurring charges. Adjusted EBITDA margin is a non-GAAP financial measure that represents Adjusted EBITDA divided by GAAP revenue. Adjusted Net Income is a non-GAAP financial measure that represents net income prior to amortization of acquisition-related intangibles, as adjusted to add back certain charges deemed to not be part of normal operating expenses, such as non-cash change in fair value of assets and liabilities, share-based compensation expense, transaction expenses, restructuring and other strategic initiative costs, other non-recurring charges, non-cash interest expense and net of tax effect associated with these adjustments. Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although REPAY excludes amortization from acquisition-related intangibles from its non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation. Adjusted Net Income per share is a non-GAAP financial measure that represents Adjusted Net Income divided by the weighted average number of shares of Class A common stock outstanding (on an as-converted basis assuming conversion of the outstanding units exchangeable for shares of Class A common stock) for the three months ended March 31, 2026 and 2025 (excluding shares subject to forfeiture). Free Cash Flow is a non-GAAP financial measure that represents net cash flow provided by operating activities less total capital expenditures. Free Cash Flow Conversion represents Free Cash Flow divided by Adjusted EBITDA. Normalized revenue growth represents year-over-year revenue growth that excludes incremental gross profit attributable to political media spending associated with the 2026 election cycle in our media payments business. REPAY believes that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per share, Free Cash Flow, Free Cash Flow Conversion and Normalized revenue growth provide useful information to investors and others in understanding and evaluating its operating results in the same manner as management. However, these non-GAAP financial measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating profit, net cash provided by operating activities, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze REPAY’s business has material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in REPAY’s industry may report measures titled as the same or similar measures, such non-GAAP financial measures may be calculated differently from how REPAY calculates its non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider REPAY’s non-GAAP financial measures alongside other financial performance measures, including net income, net cash provided by operating activities and REPAY’s other financial results presented in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, including 2026 outlook, REPAY’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “guidance,” “will likely result,” “are expected to,” “will continue,” “should,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, REPAY’s market and growth opportunities, REPAY’s business strategy and the plans and objectives of management for future operations and the allocation of capital. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond REPAY’s control.

In addition to factors disclosed in REPAY’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025 and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the risk that the proposed KUBRA (defined below) transaction may not be completed in a timely manner or at all; the inability to integrate and/or realize the benefits of the KUBRA transaction, including expected synergies; the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the KUBRA acquisition agreement; the failure to satisfy any of the conditions to the consummation of the KUBRA acquisition, including the receipt of certain governmental or regulatory approvals; the risk that the financing necessary to consummate the KUBRA acquisition may not be obtained, may be delayed, or may be available only on less favorable terms than anticipated; that the announcement of the KUBRA acquisition could disrupt the Company’s or KUBRA’s relationships with customers, employees or other business partners; the impact, cost and effect of actions by activist stockholders; the risk that our stockholder rights plan may delay, discourage or prevent a change of control or acquisition of the Company, even if such action may be considered beneficial by some stockholders; exposure to economic conditions and political risk affecting the consumer loan market, the receivables management industry and consumer and commercial spending, including bank failures or other adverse events affecting financial institutions, inflationary pressures, evolving U.S. trade policies, general economic slowdown or recession; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets, including the regulatory environment applicable to REPAY’s clients; the ability to retain, develop and hire key personnel; risks relating to REPAY’s relationships within the payment ecosystem; risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to REPAY and the risk that REPAY may not be able to maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources it believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for clients, while enhancing the overall experience for consumers and businesses.

Contacts

Investor Relations Contact for REPAY:

ir@repay.com

Media Relations Contact for REPAY:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
($ in thousands, except per share data)	2026	2025
Revenue	$80,794	$77,325
Operating expenses
Costs of services (exclusive of depreciation and amortization shown separately below)	19,307	18,664
Selling, general and administrative	35,954	36,987
Depreciation and amortization	25,540	25,294
Total operating expenses	80,801	80,945
Loss from operations	(7)	(3,620)
Other income (expense)
Interest income	415	1,356
Interest expense	(3,844)	(3,107)
Change in fair value of tax receivable liability	(4,563)	(3,022)
Other income (loss), net	(2)	(227)
Total other income (expense)	(7,994)	(5,000)
Loss before income tax (expense) benefit	(8,001)	(8,620)
Income tax (expense) benefit	(2,033)	452
Net loss	$(10,034)	$(8,168)
Less: Net loss attributable to non-controlling interest	(94)	(221)
Net loss attributable to the Company	$(9,940)	$(7,947)

Weighted-average shares of Class A common stock outstanding - basic and diluted	82,517,843	89,005,725

Loss per Class A share attributable to the Company - basic and diluted	$(0.12)	$(0.09)

Condensed Consolidated Balance Sheets

($ in thousands)	March 31, 2026 (Unaudited)	December 31, 2025
Assets
Cash and cash equivalents	$43,770	$115,692
Current restricted cash	31,219	29,327
Accounts receivable, net	36,608	33,172
Prepaid expenses and other	19,414	18,641
Total current assets	131,011	196,832

Property and equipment, net	1,153	1,243
Noncurrent restricted cash	11,820	10,633
Intangible assets, net	338,344	329,844
Goodwill	474,512	474,512
Operating lease right-of-use assets, net	8,239	8,866
Deferred tax assets	170,995	173,028
Other assets	4,729	4,791
Total noncurrent assets	1,009,792	1,002,917
Total assets	$1,140,803	$1,199,749

Liabilities
Accounts payable	$23,932	$25,177
Accrued expenses	46,890	52,959
Current maturities of long-term debt, net	—	146,477
Current operating lease liabilities	1,455	1,548
Current tax receivable agreement ($0 and $1,555 held for related parties as of March 31, 2026 and December 31, 2025, respectively)	—	13,702
Other current liabilities	954	785
Total current liabilities	73,231	240,648

Long-term debt, net	390,592	280,065
Noncurrent operating lease liabilities	8,226	8,790
Tax receivable agreement, net of current portion ($8,024 and $20,748 held for related parties as of March 31, 2026 and December 31, 2025, respectively)	191,803	187,239
Other liabilities	1,688	1,225
Total noncurrent liabilities	592,309	477,319
Total liabilities	$665,540	$717,967

Commitments and contingencies

Stockholders' equity
Class A common stock, $0.0001 par value; 2,000,000,000 shares authorized; 96,174,655 issued and 82,798,766 outstanding as of March 31, 2026; 95,138,635 issued and 81,762,746 outstanding as of December 31, 2025	8	8
Class V common stock, $0.0001 par value; 1,000 shares authorized and 100 shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Treasury stock, 13,375,889 shares repurchased as of both March 31, 2026 and December 31, 2025	(92,025)	(92,025)
Additional paid-in capital	1,170,507	1,166,998
Accumulated deficit	(600,490)	(590,550)
Total Repay stockholders' equity	$478,000	$484,431
Non-controlling interests	(2,737)	(2,649)
Total equity	475,263	481,782
Total liabilities and equity	$1,140,803	$1,199,749

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2026	2025
Cash flows from operating activities
Net loss	$(10,034)	$(8,168)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,540	25,294
Stock based compensation	5,020	5,344
Amortization of debt issuance costs	559	810
Other loss	—	267
Fair value change in tax receivable agreement liability	4,563	3,022
Deferred tax benefit	2,033	(452)
Change in accounts receivable, net	(3,436)	(3,881)
Change in prepaid expenses and other	(773)	468
Change in operating lease ROU assets	627	429
Change in other assets	62	(2,479)
Change in accounts payable	(1,245)	(4,776)
Change in accrued expenses and other	(6,068)	(13,928)
Change in operating lease liabilities	(657)	(428)
Change in other liabilities	632	981
Net cash provided by operating activities	16,823	2,503

Cash flows from investing activities
Purchases of property and equipment	(122)	(146)
Purchases of intangible assets	(22,511)	—
Capitalized software development costs	(11,318)	(10,391)
Net cash used in investing activities	(33,951)	(10,537)

Cash flows from financing activities
Issuance of long-term debt	110,000	—
Payments on long-term debt	(146,508)	—
Payments for tax withholding related to shares vesting under Incentive Plan	(1,505)	(3,147)
Payment of Tax Receivable Agreement	(13,702)	(16,337)
Net cash used in financing activities	(51,715)	(19,484)

Decrease in cash, cash equivalents and restricted cash	(68,843)	(27,518)
Cash, cash equivalents and restricted cash at beginning of period	$155,652	$236,709
Cash, cash equivalents and restricted cash at end of period	$86,809	$209,191

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$8,712	$4,525
Income taxes (net of refunds received)	$(44)	$(25)

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

	Three Months Ended March 31
($ in thousands)	2026	2025
Revenue	$80,794	$77,325
Operating expenses
Costs of services (exclusive of depreciation and amortization shown separately below)	$19,307	$18,664
Selling, general and administrative	35,954	36,987
Depreciation and amortization	25,540	25,294
Total operating expenses	$80,801	$80,945
Loss from operations	$(7)	$(3,620)
Other income (expense)
Interest income	415	1,356
Interest expense	(3,844)	(3,107)
Change in fair value of tax receivable liability	(4,563)	(3,022)
Other income (loss), net	(2)	(227)
Total other income (expense)	(7,994)	(5,000)
Loss before income tax (expense) benefit	(8,001)	(8,620)
Income tax (expense) benefit	(2,033)	452
Net loss	$(10,034)	$(8,168)

Add:
Interest income	(415)	(1,356)
Interest expense	3,844	3,107
Depreciation and amortization (a)	25,540	25,294
Income tax expense (benefit)	2,033	(452)
EBITDA	$20,968	$18,425

Non-cash change in fair value of assets and liabilities (b)	4,563	3,022
Share-based compensation expense (c)	5,020	6,045
Transaction expenses (d)	258	782
Restructuring and other strategic initiative costs (e)	1,867	3,511
Other non-recurring charges (f)	1,686	1,390
Adjusted EBITDA	$34,362	$33,175

Quarterly Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended
($ in thousands)	June 30, 2025	September 30, 2025	December 31, 2025
Net income (loss)	$(108,032)	$(6,617)	$(148,271)

Add:
Interest income	$(1,197)	$(911)	$(597)
Interest expense	3,087	3,085	4,668
Depreciation and amortization (a)	25,481	25,640	25,631
Income tax (benefit) expense	(1,297)	(1,808)	(2,312)
EBITDA	$(81,958)	$19,389	$(120,881)

Gain on extinguishment of debt (k)	—	(1,374)	—
Non-cash impairment loss (g)	103,781	—	138,907
Non-cash change in fair value of assets and liabilities (b)	2,509	4,607	3,369
Share-based compensation expense (c)	3,049	5,508	4,429
Transaction expenses (d)	394	238	298
Restructuring and other strategic initiative costs (e)	2,724	1,492	2,408
Other non-recurring charges (f)	1,312	1,342	3,871
Adjusted EBITDA	$31,811	$31,202	$32,401

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2026	2025
Revenue	$80,794	$77,325
Operating expenses
Costs of services (exclusive of depreciation and amortization shown separately below)	$19,307	$18,664
Selling, general and administrative	35,954	36,987
Depreciation and amortization	25,540	25,294
Total operating expenses	$80,801	$80,945
Loss from operations	$(7)	$(3,620)
Interest income	415	1,356
Interest expense	(3,844)	(3,107)
Change in fair value of tax receivable liability	(4,563)	(3,022)
Other income (loss), net	(2)	(227)
Total other income (expense)	(7,994)	(5,000)
Loss before income tax (expense) benefit	(8,001)	(8,620)
Income tax (expense) benefit	(2,033)	452
Net loss	$(10,034)	$(8,168)

Add:
Amortization of acquisition-related intangibles (g)	19,809	19,329
Non-cash change in fair value of assets and liabilities (b)	4,563	3,022
Share-based compensation expense (c)	5,020	6,045
Transaction expenses (d)	258	782
Restructuring and other strategic initiative costs (e)	1,867	3,511
Other non-recurring charges (f)	1,686	1,390
Non-cash interest expense (h)	559	845
Pro forma taxes at effective rate (i)	(4,326)	(6,442)
Adjusted Net Income	$19,402	$20,314

Shares of Class A common stock outstanding (on an as-converted basis) (j)	87,803,726	94,358,268
Adjusted Net Income per share	$0.22	$0.22

Reconciliation of Operating Cash Flow to Free Cash Flow

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2026	2025
Net cash provided by operating activities	$16,823	$2,503
Capital expenditures
Cash paid for property and equipment	(122)	(146)
Capitalized software development costs	(11,318)	(10,391)
Total capital expenditures	(11,440)	(10,537)
Free cash flow	$5,383	$(8,034)

Free cash flow conversion	16%	(24%)

Quarterly Reconciliation of Operating Cash Flow to Free Cash Flow

(Unaudited)

	Three Months Ended
($ in thousands)	June 30, 2025	September 30, 2025	December 31, 2025
Net cash provided by operating activities	$33,065	$32,227	$23,317
Capital expenditures
Cash paid for property and equipment	69	(122)	(286)
Purchases of intangible assets	—	—	(200)
Capitalized software development costs	(10,534)	(11,321)	(41,497)
Total capital expenditures	(10,465)	(11,443)	(9,251)
Free cash flow	$22,600	$20,784	$14,066

Free cash flow conversion	71%	67%	43%

Reconciliation of Revenue Growth to Normalized Revenue Growth

For the Year-over-Year Change Between the Three Months Ended March 31, 2026 and 2025

(Unaudited)

Total
Total Revenue growth	4%
Less: Growth from contributions related to political media	<1%
Normalized revenue growth (l)	4%

(a)
See footnote (g) for details on amortization and depreciation expenses.
(b)
Reflects the changes in management’s estimates of the fair value of the liability relating to the Tax Receivable Agreement.
(c)
Represents compensation expense associated with equity compensation plans.
(d)
Primarily consists of professional service fees incurred in connection with prior transactions.
(e)
Reflects costs associated with reorganization of operations, consulting fees related to processing services and other operational improvements, including restructuring and integration activities related to acquired businesses, that were not in the ordinary course.

(f)
Reflects franchise taxes and other non-income based taxes, non-recurring legal and other litigation expenses and payments made to third-parties in connection with our IT security and personnel.
(g)
Reflects amortization of client relationships, non-compete agreement, software, and channel relationship intangibles acquired through the business combination with Thunder Bridge, and client relationships, non-compete agreement, and software intangibles acquired through REPAY's acquisitions of TriSource Solutions, APS Payments, Ventanex, cPayPlus, CPS Payments, BillingTree, Kontrol Payables and Payix. This adjustment excludes the amortization of other intangible assets which were acquired in the regular course of business, such as capitalized internally developed software and purchased software. See additional information below for an analysis of the Company’s amortization expenses:

	Three Months Ended March 31,
($ in thousands)	2026	2025
Acquisition-related intangibles	$19,809	$19,329
Software	5,520	5,482
Amortization	$25,329	$24,811
Depreciation	211	483
Total Depreciation and amortization (1)	$25,540	$25,294

	Three Months Ended
($ in thousands)	June 30, 2025	September 30, 2025	December 31, 2025
Acquisition-related intangibles	$19,506	$19,723	$19,741
Software	5,815	5,652	5,639
Amortization	$25,321	$25,375	$25,380
Depreciation	160	265	251
Total Depreciation and amortization (1)	$25,481	$25,640	$25,631
(1)
Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustments in the reconciliation of net income to Adjusted Net Income presented above). Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although REPAY excludes amortization from acquisition-related intangibles from its non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangibles that relate to past acquisitions will recur in future periods until such intangibles have been fully amortized. Any future acquisitions may result in the amortization of additional intangibles.

(h)
Represents amortization of non-cash deferred debt issuance costs.
(i)
Represents pro forma income tax adjustment effect associated with items adjusted above.
(j)
Represents the weighted average number of shares of Class A common stock outstanding (on an as-converted basis assuming conversion of outstanding Post-Merger Repay Units) for the three months ended March 31, 2026 and 2025. These numbers do not include any shares issuable upon conversion of the Company’s convertible senior notes. See the reconciliation of basic weighted average shares outstanding to the non-GAAP Class A common stock outstanding on an as-converted basis for each respective period below:

	Three Months Ended March 31,
	2026	2025
Weighted average shares of Class A common stock outstanding - basic	82,517,843	89,005,725
Add: Non-controlling interests
Weighted average Post-Merger Repay Units exchangeable for Class A common stock	5,285,883	5,352,543
Shares of Class A common stock outstanding (on an as-converted basis)	87,803,726	94,358,268

(k)
Reflects a gain on the repurchase of 2026 Notes principal, net of a write-off of debt issuance costs relating to the repurchased principal.
(l)
Represents year-over-year revenue growth that excludes incremental revenue attributable to political media spending in Q1 2026 associated with the 2026 election cycle in our media payments business.